                         NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
                                       OF

                          ESPERION THERAPEUTICS, INC.
                                       TO

                            ENZO ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                                  PFIZER INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 4, 2004, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach EquiServe Trust, (the "Depositary") on or prior to the Expiration Date, which is Midnight, New York City time, on February 4, 2004, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase, dated January 6, 2004 (the "Offer to Purchase")). See Section 2 (Procedures for Tendering Shares of Company Common Stock in the Offer) of the Offer to Purchase.

                 The delivery addresses for the Depositary are:
                                EQUISERVE TRUST

             By Mail:                     By Overnight Delivery:                      By Hand:
         EquiServe Trust                     EquiServe Trust              Securities Transfer & Reporting
        Corporate Actions                Attn: Corporate Actions                c/o EquiServe Trust
      Post Office Box 43014                 150 Royall Street              100 William's Street, Galleria
    Providence, RI 02940-3014                Canton, MA 02021                    New York, NY 10038

                        For Eligible Institutions Only,
                               By Manually Signed
                             Facsimile Transmission
                        Facsimile Number: (781) 757-2901
                         Confirm Facsimile By Telephone
                        Telephone Number: (800) 730-4001

     Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary. Deliveries to Esperion Therapeutics, Inc. or Morrow & Co., Inc. (the Information Agent for the Offer) will not be forwarded to the Depositary and therefore will not constitute valid delivery.
     This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.
     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Enzo Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Pfizer Inc., on the terms and subject to the conditions set forth in the Offer to Purchase dated January 6, 2004 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share, including the Rights to such common stock (the "Shares"), of Esperion Therapeutics, Inc., a Delaware corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in Section 2 (Procedures for Tendering Shares of Company Common Stock in the Offer) of the Offer to Purchase.

Number of Shares                                  Name(s) of Record
Tendered: ---------------------------------------- Holder(s): ----------------------------------------
                                                  ----------------------------------------
Certificate No(s) (if                             ----------------------------------------
available): ---------------------------------------- PLEASE PRINT
Check if securities will be tendered by           Address(es): ----------------------------------------
  book-entry
  transfer. ----------------------------------------
                                                  ----------------------------------------
                                                  (ZIP CODE)
Name of Tendering                                 Area Code and Telephone
Institution: ---------------------------------------- No(s): ----------------------------------------
Account                                           Signature(s): ----------------------------------------
 No.: ----------------------------------------
Dated: ________, 2004

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at the Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

Name of Firm:                                     ----------------------------------------
----------------------------------------          (AUTHORIZED SIGNATURE)
Address:                                          Name:
----------------------------------------          ----------------------------------------
                                                  (PLEASE TYPE OR PRINT)
----------------------------------------------    ----------------------------------------------
(ZIP CODE)
               Area Code and Telephone Number:    Title:
      ----------------------------------------    ----------------------------------------
                                                  Dated:
                                                  -------------------------------------------- 200
                                                  -

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3